UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Global Indemnity plc

(Exact name of registrant as specified in its charter)

Ireland	98-0664891
(State of incorporation or organization)	(IRS Employer Identification No.)

25/28 North Wall Quay Dublin 1 Ireland	None
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.75% Subordinated Notes due 2045	NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

File No. 333-205451

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 7.75% Subordinated Notes due 2045 (the “Notes”) of Global Indemnity plc (the “Company”). For a description of the Notes, reference is made to the information set forth under the heading “Description of the Debt Securities” in the Company’s Prospectus, dated July 15, 2015 (the “Prospectus”), which constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-205451) (the “Registration Statement”), and under the heading “Description of the Notes” in the Company’s Prospectus Supplement, dated August 5, 2015, to the Prospectus contained in the Registration Statement, each filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.	Exhibits.

1	Indenture, dated as of August 12, 2015, by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 12, 2015).

2	Officers’ Certificate, dated as of August 12, 2015 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 12, 2015).

3	Form of 7.75% Subordinated Notes due 2045 (incorporated by reference to Annex A-1 to Exhibit 2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBAL INDEMNITY PLC

Date: August 12, 2015	By:	/s/ Thomas M. McGeehan

		Name:	Thomas M. McGeehan
		Title:	Chief Financial Officer